Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-182609 on Form S-8 of our report dated June 23, 2017, appearing in this Annual Report on Form 11-K of The Western Asset Management 401(k) Plan for the year ended December 31, 2016.

/s/ Stout, Causey & Horning, P.A.
Sparks, Maryland
June 23, 2017